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                                                                  EXHIBIT (j)(1)

                          Independent Auditors' Consent


To the Shareholders and Board of Trustees of Smith Barney Investment Funds Inc.:

We consent to the incorporation by reference, with respect to the portfolios listed below for the Smith Barney Investment Funds Inc. (the "Funds"), in the Statement of Additional Information, of our report dated February 12, 2003, on the statements of assets and liabilities of as of December 31, 2002, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our reports thereon are included in the Annual Report of the Fund as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in this Prospectus and "Independent Auditors" in the Statement of Additional Information.

Portfolios
----------
Smith Barney Governemnt Securities Fund
Smith Barney Investment Grade Bond Fund
Smith Barney Peachtree Growth Fund

                                                                        KPMG LLP


New York, New York
April 25, 2003